UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 27, 2003 (January 27, 2003)

O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3038 Sidco Drive, Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 256-8500

N/A

(Former name or former address, if changed since last report)

Independent Auditors’ Report
Combined Balance Sheets
Combined Statements of Earnings
Combined Statements of Cash Flows
Notes to the Combined Financial Statements
SIGNATURES
CONSENT OF KPMG LLP

     This Current Report on Form 8-K/A amends and supercedes subsections (a) and (b) of “Item 7. Financial Statements, Pro Forma Financial Information and Exhibits” of the Registrant’s Current Report on Form 8-K, dated January 29, 2003.

Item  7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)(b) Financial Statements of Businesses Acquired and Pro Forma Financial Information

Combined Financial Statements of 99 Restaurant and Pub:
Independent Auditors’ Report	3
Combined Balance Sheets as of June 30, 2002 and June 24, 2001	4
Combined Statements of Earnings for the years ended June 30, 2002 and June 24, 2001	5
Combined Statements of Shareholders’ Equity and Comprehensive Income for the years ended June 30, 2002 and June 24, 2001	6
Combined Statements of Cash Flows for the years ended June 30, 2002 and June 24, 2001	7
Notes to Combined Financial Statements	8

Unaudited Combined Financial Statements of 99 Restaurant and Pub:
Unaudited Combined Balance Sheet as of December 29, 2002	21
Unaudited Combined Statements of Earnings for the six months ended December 29, 2002 and December 23, 2001	22
Unaudited Combined Statements of Cash Flows for the six months ended December 29, 2002 and December 23, 2001	23
Notes to Unaudited Condensed Combined Financial Statements	24

Unaudited Pro Forma Consolidated Financial Statements of O’Charley’s Inc. and 99 Restaurant and Pub:	25
Unaudited Pro Forma Consolidated Balance Sheet as of December 29, 2002	26
Unaudited Pro Forma Consolidated Statements of Earnings for the year ended December 29, 2002	27
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	28

(c) Exhibits

       23 — Consent of KPMG LLP

Independent Auditors’ Report

The Board of Directors
99 Restaurant & Pub:

We have audited the accompanying combined balance sheets of 99 Restaurant & Pub (99 Boston, Inc. and Subsidiary, 99 West, Inc., Doe Family I LLC and Doe Family II LLC) as of June 30, 2002 and June 24, 2001, and the related combined statements of earnings, shareholders’ equity and comprehensive income, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of 99 Restaurant & Pub as of June 30, 2002 and June 24, 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                                                                                                    /s/  KPMG LLP

Boston, Massachusetts
January 24, 2003

99 Restaurant and Pub
Combined Balance Sheets

	June 30,	June 24,
	2002	2001

Assets
Current Assets:
Cash and cash equivalents	$9,509,689	$13,161,145
Marketable securities	950,856	1,571,148
Accounts receivable	1,400,814	1,154,877
Due from related parties	4,343,735	395,203
Inventories	3,134,345	2,654,267
Deferred income taxes	580,411	556,991
Other current assets	1,507,288	1,383,326

Total current assets	21,427,138	20,876,957
Property and Equipment, net	38,841,577	68,543,197
Deferred Income Taxes	823,082	445,758
Other Assets	3,548,562	3,202,410

Total Assets	$64,640,359	$93,068,322

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$5,094,137	$3,999,693
Accrued payroll and related expenses	983,770	921,931
Accrued expenses	7,185,908	5,795,958
Deferred revenue	1,735,800	1,322,800
Federal, state and local taxes	668,350	—
Line of credit	5,000,000	—
Notes payable — related parties	2,189,257	8,370,189
Deferred gain on sale leaseback — current portion	910,739	—

Total current liabilities	23,767,961	20,410,571
Deferred Gain on Sale Leaseback	18,575,801	—
Other Liabilities	7,262,438	2,711,805
Shareholders’ Equity:
Common stock	47,890	47,890
Additional paid-in capital	3,723,174	3,723,174
Members’ interest	3,276,528	47,057,173
Retained earnings	7,986,567	19,117,709

Total shareholders’ equity	15,034,159	69,945,946

Total Liabilities and Shareholders’ Equity	$64,640,359	$93,068,322

See Notes to the Combined Financial Statements

99 Restaurant and Pub
Combined Statements of Earnings

	Years Ended

	June 30,	June 24,
	2002	2001

Revenues:
Restaurant sales	$192,193,504	$165,525,702

Costs and Expenses:
Cost of restaurant sales
Cost of food and beverage	53,878,208	47,203,125
Payroll and benefits	63,828,350	54,622,978
Restaurant operating costs	30,639,525	24,641,989
Advertising, general and administrative expenses	15,591,413	12,467,222
Depreciation and amortization	6,139,967	6,129,331
Asset impairment	530,436	—
Preopening costs	1,636,447	2,016,300

	172,244,346	147,080,945

Income from Operations	19,949,158	18,444,757
Other Expense:
Interest expense, net	165,329	—
Other, net	390,737	237,384

	556,066	237,384

Earnings Before Income Taxes	19,393,092	18,207,373
Income Taxes	1,845,113	1,051,923

Net Earnings	$17,547,979	$17,155,450

See Notes to the Combined Financial Statements

99 Restaurant and Pub
Combined Statements of Shareholders’ Equity and Comprehensive Income

					Accumulated
	Common Stock		Additional		Other
			Paid - in	Members’	Comprehensive	Retaining
	Shares	Amount	Capital	Interest	(Loss) Income	Earnings	Total

Balance, June 25, 2000	15,000	$47,890	$3,723,174	$42,298,407	$383,008	$17,186,696	$63,639,175
Comprehensive income:
2001 net earnings	—	—	—	12,914,437	—	4,241,013	17,155,450
Changes in available for sale securities	—	—	—	—	(383,008)	—	(383,008)

Total comprehensive income							16,772,442

Distributions	—	—	—	(8,155,671)	—	(2,310,000)	(10,465,671)

Balance, June 24, 2001	15,000	47,890	3,723,174	47,057,173	—	19,117,709	69,945,946
Comprehensive income:
2002 net earnings	—	—	—	11,579,121	—	5,968,858	17,547,979

Total comprehensive income							17,547,979

Contributions	—	—	—	5,392,361	—	—	5,392,361
Distributions	—	—	—	(60,752,127)	—	(17,100,000)	(77,852,127)

Balance, June 30, 2002	15,000	$47,890	$3,723,174	$3,276,528	$—	$7,986,567	$15,034,159

See Notes to the Combined Financial Statements

99 Restaurant and Pub
Combined Statements of Cash Flows

	Years Ended

	June 30,	June 24,
	2002	2001

Cash flows from operating activities:
Net earnings	$17,547,979	$17,155,450
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,139,967	6,129,331
Amortization of deferred gain	(561,453)	—
Deferred income taxes	(400,744)	(163,686)
Gain on sale of assets	(91,572)	(10,000)
Loss on investments	475,203	866,251
Asset impairment	530,436	—
Phantom stock plan	3,217,624	1,375,278
Changes in assets and liabilities:
Accounts receivable	(245,937)	1,003,572
Inventories	(480,078)	45,343
Other assets	(470,114)	(603,902)
Accounts payable	1,094,444	93,936
Other liabilities	1,746,009	250,538
Income taxes	668,350	(412,450)
Accrued payroll and other accrued expenses	1,451,790	1,934,712

Net cash provided by operating activities	30,621,904	27,664,373

Cash flows from investing activities:
Additions to property and equipment	(9,063,569)	(10,654,810)
Proceeds from sale of equipment	1,459,254	10,000
Proceeds from sale-leaseback transaction	50,775,098	—
Purchases of investments	—	(171,398)
Proceeds from sale of investments	145,089	734,561

Net cash provided by (used in) investing activities	43,315,872	(10,081,647)

Cash flows from financing activities:
Proceeds from long-term debt	5,000,000	—
Payments to related parties	(788,573)	—
Advances to related parties	(3,948,532)	(395,203)
Distributions	(77,852,127)	(10,465,671)

Net cash used in financing activities	(77,589,232)	(10,860,874)

(Decrease) Increase in cash and cash equivalents	(3,651,456)	6,721,852
Cash and cash equivalents at beginning of year	13,161,145	6,439,293

Cash and cash equivalents at end of year	$9,509,689	$13,161,145

See Notes to the Combined Financial Statements

99 RESTAURANT AND PUB
Notes to the Combined Financial Statements
June 30, 2002 and June 24, 2001

1.      Summary of Significant Accounting Policies

     99 Restaurant and Pub (the “Company”) owns and operates 75 (at June 30, 2002) full-service restaurant facilities in 6 northeastern states under the trade name of “99 Restaurant and Pub”. The Company’s combined financial statements include the accounts of 99 Boston, Inc., 99 West, Inc., Doe Family I LLC and Doe Family II LLC. 99 Boston, Inc.’s consolidated results include its wholly owned subsidiary, 99 Boston of Vermont, Inc. All significant intercompany accounts and transactions have been eliminated in combination. The fiscal year end for the combined entities is on the last Sunday in June. Fiscal 2002 was comprised of 53 weeks, which ended June 30, 2002. Fiscal 2001 was comprised of 52 weeks, which ended June 24, 2001.

     Cash Equivalents. For purposes of the combined statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

     Inventories are valued at the lower of cost (first-in, first-out method) or market and consist primarily of food, beverages and supplies.

     Preopening Costs represent costs incurred prior to a restaurant opening. The Company applies the provisions of SOP 98-5, “Reporting the Costs of Start-Up Activity”. SOP 98-5 requires that costs incurred during a start-up activity (including organization costs) be expensed as incurred.

     Marketable Securities. The Company owns certain marketable securities that are accounted for in accordance with Statement of Financial Accounting Standards No. 115. “Accounting for Certain Debt and Equity Securities”. Marketable securities are classified as available for sale securities and are carried at fair value. Unrealized gains and losses are recorded in a separate component of shareholders’ equity, net of tax unless there is a decline in value which is considered to be other than temporary, in which case the cost of such security is written down to fair value and the amount of the write down is reflected in net earnings. At June 30, 2002 and June 24, 2001, the fair value of such securities was $950,856 and $1,571,148, respectively. For the years ended June 30, 2002 and June 24, 2001, the realized losses on marketable securities were $111,027 and $21,542, respectively. For the years ended June 30, 2002 and June 24, 2001, the unrealized losses on marketable securities were $364,176 and $844,709, respectively. Both realized and unrealized losses are included in other net, as the unrealized losses were determined to be other than temporary in nature.

99 RESTAURANT AND PUB
Notes to the Combined Financial Statements
June 30, 2002 and June 24, 2001

     Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line over the estimated useful lives of the assets as follows:

Buildings and improvements	15-39 years
Restaurant equipment	5-8 years
Leasehold improvement	15-20 years
Motor vehicles	3-5 years
Software	3 years

     Expenditures for additions, renewals and improvements of property and equipment, unless of a relatively minor amount, are capitalized. Leasehold improvements are generally depreciated on a straight-line basis over the shorter of the life of the asset or the remaining life of the lease. Expenditures for maintenance and repairs are charged to expense.

     Impairment of Long-Lived Assets. Statement of Financial Accounting Standards No. 121 (“FAS 121”), “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. During fiscal 2002, the Company incurred a charge under FAS 121 related to an underperforming restaurant. The Company incurred a write-down of $530,436, which included restaurant equipment and leasehold improvements. Based on the operating record of the under performing restaurant over the past year, the Company determined that a write-down was required. Based on the Company’s expectation of future undiscounted cash flows, these assets have been written-down to their fair value.

     Revenues consist of restaurant sales. Restaurant sales include food and beverage sales and are net of applicable state and local sales taxes. Restaurant sales are recognized upon delivery of services. Proceeds from the sale of gift certificates are deferred and recognized as revenue as such gift certificates are redeemed. Deferred revenues include $1,735,800 and $1,322,800 of unredeemed gift certificates at June 30, 2002 and June 24, 2001, respectively.

99 RESTAURANT AND PUB
Notes to the Combined Financial Statements
June 30, 2002 and June 24, 2001

     Advertising Costs. The Company expenses advertising costs as incurred. Advertising expense for years 2002 and 2001 totaled $4,470,573 and $3,453,036, respectively.

     Income Taxes are accounted for in accordance with the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the combined statements of earnings in the period that includes the enactment date.

     99 Boston, Inc. has elected to be taxed under the provisions of Subchapter “S” of the Internal Revenue Code. Accordingly, no provision for federal income taxes has been recorded for 99 Boston, Inc. in the financial statements as all the income from 99 Boston, Inc. is taxed directly to the shareholders. Similarly, Doe Family I LLC and Doe Family II LLC are treated as partnerships for federal income tax purposes. As a result, no provision for federal income taxes has been recorded for either LLC as any income is taxed directly to the individual LLC members. State income taxes, where applicable, have been recorded for all three of these entities, with deferred taxes provided in accordance with the asset and liability method.

     Fair Value of Financial Instruments. Statement of Financial Accounting Standards No. 107 (“FAS 107”), “Disclosures about Fair Value of Financial Instruments,” requires disclosure of the fair values of most on-and-off balance sheet financial instruments for which it is practicable to estimate that value. The scope of FAS 107 excludes certain financial instruments such as trade receivables and payables when the carrying value approximates the fair value, employee benefit obligations, lease contracts, and all nonfinancial instruments such as land, buildings, and equipment. Book value approximates fair value for substantially all of the Company’s assets and liabilities that fall under the scope of FAS 107.

     Operating Segments. Due to similar economic characteristics and a single type of product and type of customer, as well as managing the business in a single production process and distribution system, the Company reports the operations of its restaurants on an aggregated basis and does not separately report segment information. Revenues from external customers are derived principally from food and beverage sales. The Company does not rely on any major customers as a source of revenue. As a result, separate segment information is not disclosed.

     Use of Estimates. Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these combined financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from these estimates.

99 RESTAURANT AND PUB
Notes to the Combined Financial Statements
June 30, 2002 and June 24, 2001

     Accounting Changes and Recent Accounting Pronouncements. In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, which supersedes both SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”, for the disposal of a segment of a business (as previously defined in that Opinion). SFAS No. 144 retains the fundamental provisions in SFAS No. 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS No. 121. The Company adopted SFAS No. 144 in the first quarter of fiscal 2003. The adoption of SFAS No. 144 for long-lived assets held for use did not have a material impact on the Company’s combined financial statements.

     In November 2001, the EITF issued EITF Issue 01-09, “Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products”. This standard deals with how a company recognized the effect of discounts and coupons in the financial statements and requires companies to show revenues net of any sales generated by these discounts and coupon redemptions. The Company adopted this standard in the first quarter of 2002. The adoption had no impact on the combined financial statements.

     In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendments of FASB Statement No. 13, and Technical Corrections.” SFAS No. 145 amends existing guidance on reporting gains and losses on the extinguishments of debt to prohibit the classification of the gain or loss as extraordinary, as the use of such extinguishments have become part of the risk management strategy of many companies. SFAS No. 145 also amends SFAS No. 13 to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The provisions of the Statement related to the rescission of SFAS No. 4 is applied in fiscal years beginning after May 15, 2002. Earlier application of these provisions is encouraged. The provisions of the Statement related to SFAS No. 13 were effective for transactions occurring after May 15, 2002, with early application encouraged. The adoption of SFAS No. 145 is not expected to have a material effect on the Company’s financial statements.

     In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity.” The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early applications encouraged.

99 RESTAURANT AND PUB
Notes to the Combined Financial Statements
June 30, 2002 and June 24, 2001

     In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34.” This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation are applicable to guarantees issued or modified after December 31, 2002 and are not expected to have a material effect on the Company’s financial statements. The disclosure requirements are effective for financial statements of interim and annual periods ending after December 15, 2002.

     In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities, and interpretation of ARB No. 51.” This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The Interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. It applies in the first fiscal year, or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The application of this Interpretation is not expected to have a material effect on the Company's consolidated financial statements.

99 RESTAURANT AND PUB
Notes to the Combined Financial Statements
June 30, 2002 and June 24, 2001

2.      Property and Equipment

     Property and equipment consist of the following at year-end:

	June 30,	June 24,
	2002	2001

	(in thousands)
Land and improvements	$104	$11,798
Buildings and improvements	21,250	41,788
Furniture, fixtures and equipment	39,257	34,370
Leasehold improvements	4,723	10,163
Motor vehicles	574	1,019

	65,908	99,138
Less accumulated depreciation and amortization	27,066	30,595

	$38,842	$68,543

     Depreciation and amortization of property and equipment was $6.1 million for the years ended June 30, 2002 and June 24, 2001.

3.      Accrued Expenses

     Accrued expenses include the following at year-end:

	June 30,	June 24,
	2002	2001

	(in thousands)
Accrued bonus	$1,018	$535
Employee benefits	1,098	964
Deferred compensation liability	1,218	1,212
Insurance programs	3,565	2,850
Other accrued expenses	287	235

	$7,186	$5,796

99 RESTAURANT AND PUB
Notes to the Combined Financial Statements
June 30, 2002 and June 24, 2001

4.      Line of Credit

     The Company has a line of credit of $7,500,000, which accrues interest monthly on the outstanding balance at the prime rate or the LIBOR rate plus .75%. The line of credit is to be used for working capital purposes and expires October 2003. As of June 30, 2002, the outstanding balance was $5,000,000. The Company must conform to certain financial covenants. At June 30, 2002 the Company was not in compliance with a covenant related to net working capital. The loan was repaid on September 5, 2002. The LIBOR rate as of June 30, 2002 was 2.251%.

5.      Insurance Program

     The Company’s insurance program for workers’ compensation, general liability and health care is on a deductible basis per each claim. The deductible limits as of June 30, 2002 and June 24, 2001 was $250,000 for workers’ compensation, $150,000 for general liability and $95,000 for health care. The Company accrues claims liability using data from its insurance carriers.

     For the years ended June 30, 2002 and June 24, 2001, accrued claims liabilities of approximately $3,573,000 and $2,803,000, respectively, was included in accrued expenses.

6.      Capital Stock

     At June 30, 2002 and June 24, 2001, the capital stock of 99 Boston, Inc. and 99 West, Inc., is as follows:

99 Boston, Inc.
Common stock, no par value, issued and outstanding 7,500 shares	$43,890
99 West, Inc.
Common stock, no par value, issued and outstanding 800 shares	$4,000

The members interest in Doe Family I LLC at June 30, 2002 and June 24, 2001 was $(6,187,431) and $16,355,905, respectively. The members interest in Doe Family II LLC at June 30, 2002 and June 24, 2001 was $9,463,959 and $30,701,268, respectively.

99 RESTAURANT AND PUB
Notes to the Combined Financial Statements
June 30, 2002 and June 24, 2001

7.      Lease Commitments

     The Company has various leases for certain restaurant land and buildings under operating lease agreements. Under these leases, the Company pays taxes, insurance and maintenance costs in addition to the lease payments. Minimum rent is expensed on a straight-line basis over the term of the lease. At June 30, 2002 and June 24, 2001, other long-term liabilities include rent accrued in excess of payments of $2,002,871 and $1,336,527, respectively. Certain leases also provide for additional contingent rentals based on a percentage of sales in excess of a minimum rent.

     Future minimum lease payments at June 30, 2002, are as follows:

For the years	Operating
Ended June 30	Leases

(in thousands)
2003	$9,133
2004	9,156
2005	9,235
2006	9,384
2007	9,537
Thereafter	135,466

Total minimum rentals	$181,911

     Rent expense for the years ended June 30, 2002 and June 24, 2001 for operating leases are as follows:

	Fiscal Year

	2002	2001

	(in thousands)
Minimum rentals	$6,953	$3,442
Contingent rentals	206	203

	$7,159	$3,645

99 RESTAURANT AND PUB
Notes to the Combined Financial Statements
June 30, 2002 and June 24, 2001

8.      Income Taxes

     Income tax expense (benefit) related to earnings before income taxes for each respective year is as follows:

	Fiscal Year

	2002	2001

	(in thousands)
Current	$2,246	$1,216
Deferred	(401)	(164)

	$1,845	$1,052

     Income tax expense (benefit) attributable to earnings differs from the amounts computed by applying the applicable U.S. federal income tax rate to earnings before income taxes from operations as a result of the following:

	Fiscal Year

	2002	2001

Federal statutory rate	35.0%	35.0%
Increase (decrease) in taxes due to:
State income taxes, net of federal tax benefit	2.4	1.8
Tax credits and other	(3.2)	(2.3)
Tax reduction due to S-Corp & LLC	(24.7)	(28.7)

	9.5%	5.8%

99 RESTAURANT AND PUB
Notes to the Combined Financial Statements
June 30, 2002 and June 24, 2001

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at each of the respective year ends are as follows:

	Fiscal Year

	2002	2001

	(in thousands)
Deferred tax assets:
Accrued expenses, principally due to accruals for vacation, bonuses and deferred compensation	$745	$595
Inventories	38	34
Deferred gain, principally due to sale leaseback transaction	301	10
Deferred revenue	180	—
Tax credits	631	950

Total gross deferred tax assets	1,895	1,589
Deferred tax liabilities:
Property and equipment, principally due to differences in depreciation and capitalized lease amortization	430	517
Other	62	69

Net deferred tax asset	$1,403	$1,003

     The net deferred tax asset at year-end is recorded as follows:

	Fiscal Year

	2002	2001

	(in thousands)
Deferred income taxes, current asset	$580	$557
Deferred income taxes, long-term asset	823	446

	$1,403	$1,003

     Based on the Company’s history of taxable income and management’s projections of future taxable income, the Company believes it is more likely than not that all of the deferred tax assets will be realized; thus, no valuation allowance is recorded.

99 RESTAURANT AND PUB
Notes to the Combined Financial Statements
June 30, 2002 and June 24, 2001

9.      Employee Benefit Plans

     The Company has a 401(k) defined contribution plan covering substantially all employees of the Company under which employees have the option to contribute up to 15% of their salary. Through the Company’s plan administrator, multiple mutual funds are offered for the plan participants for investment opportunities. The Company matches one-half of the employee’s contributions up to three percent. The Company’s contribution for the years ended June 30, 2002 and June 24, 2001 were $455,081, and $401,749, respectively.

     The Company has a noncontributory deferred compensation plan, which covers certain members of the senior management team. The funding of this plan occurs through deposits into annuity accounts. The balance in these accounts, included in other assets non-current, at June 30, 2002 and June 24, 2001 were $1,218,634 and $1,206,273, respectively. The Company’s contributions for the year ended June 30, 2002 and June 24, 2001 were $296,000 and $366,000, respectively.

     The Company established a phantom stock plan for certain employees in July 2000. The Plan was to issue 750 shares over a 5-year period through June 30, 2005. In July 2001, the Company amended the Plan to award the 750 shares through June 30, 2004. The Senior Officers of the Company determine who participates in the plan. Shares are awarded annually at the discretion of the Senior Officers of the Company based upon the employee’s contribution to the results of the Company. Awards at June 30, 2002 and June 24, 2001 were 200 and 150 shares, respectively. The value of each share under the stock plan is determined based upon a multiple of cash flow that the Company earns each fiscal year. The amount charged to expense for the plan for year ended 2002 and year ended 2001 was $3,217,624 and $1,375,278, respectively. The balance in the phantom stock plan at June 30, 2002 and June 24, 2001 was $4,592,902 and $1,375,278, respectively, and is included in other long-term liabilities.

10.      Related-Party Transactions

     At June 30, 2002 and June 24, 2001, the Company advanced certain shareholders $4,343,735 and $395,203, respectively. Such amounts were repaid subsequent to year-end June 30, 2002.

     The Company had loans outstanding to a former shareholder at June 30, 2002 and June 24, 2001 of $2,189,256 and $2,977,828, respectively. Principal only is due on demand.

     The Company had a note due to one of the shareholders of $5,392,361 at June 24, 2001. During year ended 2002, the shareholder relieved the Company of the liability in return for other shareholders assuming the liability for the amount. The relief was accounted for as a capital contribution.

99 RESTAURANT AND PUB
Notes to the Combined Financial Statements
June 30, 2002 and June 24, 2001

     The aforementioned related-party transactions are reflected in the combined financial statements as follows:

	Fiscal Year

	2002	2001

Combined Balance Sheets:
Due from Related Parties	$4,343,735	$395,203
Notes Payable-Related Parties	$2,189,257	$8,370,189

     During December 2002, the Company distributed the office and warehouse space in Woburn, MA to one of the shareholders of the Company. The noncash distribution was at the net book value of approximately $504,000.

11.      Consolidated Statements of Cash Flows

     Supplemental disclosure of cash flow information is as follows:

	Fiscal Year

	2002	2001

Income taxes paid (in thousands)	$1,536	$1,628
Interest expense paid (in thousands)	165	—

12.      Commitments and Contingencies

     The Company was a defendant in several employment-related lawsuits. Outside counsel for the Company has advised that at this stage in four of the proceedings, they cannot offer an opinion as to the probable outcome. The Company believes the ongoing claims are without merit and will vigorously defend its position. Management cannot predict the outcome of these lawsuits or estimate the amount of any loss that may result. Accordingly, no provision for any contingent liability that may result has been made in these combined financial statements.

13.      Sale-Leaseback Transaction

     The Company completed a sale-leaseback transaction involving 30 of its owned restaurants. The transaction was completed with 27 units being sold on December 4, 2001 and 3 other units being sold on February 1, 2002. Under the transaction, the land, buildings and building improvements at the locations were sold for total consideration of $50,775,098 and have been leased back for an initial term of 20 years. Equipment was not included. Net rent expense during the initial term will be $5,521,000 annually. The $20,047,992 gain on the sale will be amortized over the initial lease term of 20 years as a reduction of rent expense. Net proceeds from the sale were distributed to the beneficiaries of Doe Family I LLC and Doe Family II LLC.

99 RESTAURANT AND PUB
Notes to the Combined Financial Statements
June 30, 2002 and June 24, 2001

14.      Subsequent Events (unaudited)

     On January 27, 2003, the Company was acquired by O’Charley’s Inc. of Nashville, TN. The Company will operate as an independent subsidiary unit. At that time, the Company entered into a lease transaction with a related party for office and warehouse space in Woburn, MA. The term of the lease is 5 years with options with an annual base rent of $300,000. During the initial lease term, rents will increase 1.5% per annum.

99 RESTAURANT AND PUB

Unaudited Combined Balance Sheet

December 29, 2002

(In thousands)

Assets
Current Assets:
Cash and cash equivalents	$10,019
Accounts receivable	1,043
Due from related parties	4,343
Inventories	2,907
Deferred income taxes	946
Other current assets	3,663

Total current assets	22,921
Property and Equipment, net	40,850
Deferred Income Taxes	823
Other Assets	4,412

Total Assets	$69,006

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$4,919
Accrued payroll and related expenses	809
Accrued expenses	7,268
Deferred revenue	5,636
Federal, state and local taxes	1,749
Notes payable-related parties	2,189
Deferred gain on sale leaseback — current portion	915

Total current liabilities	23,485
Deferred Gain on Sale Leaseback	18,088
Other Liabilities	8,691
Shareholders’ Equity:
Common stock	48
Additional paid-in capital	3,723
Members’ interest	4,295
Retained earnings	10,676

Total shareholders’ equity	18,742

Total Liabilities and Shareholders’ Equity	$69,006

See Notes to Unaudited Combined Financial Statements

99 Restaurant and Pub
Unaudited Combined Statement of Earnings
For the six months ended December 29, 2002 and December 23, 2001
(In thousands)

	2002	2001

Revenues:
Restaurant sales	$99,285	$90,084
Costs and Expenses:
Cost of restaurant sales:
Cost of food and beverage	27,415	25,563
Payroll and benefits	32,471	29,513
Restaurant operating costs	18,003	14,707
Advertising, general and administrative expenses	8,395	7,733
Depreciation and amortization	2,898	3,192
Preopening costs	675	932

	89,857	81,640

Income from operations	9,428	8,444
Other (Income) Expense:
Interest expense, net	55	—
Other, net	19	(111)

	74	(111)

Earnings Before Income Taxes	9,354	8,555
Income Taxes	737	595

Net Earnings	$8,617	$7,960

See Notes to Unaudited Combined Financial Statements

99 Restaurant and Pub
Unaudited Consolidated Statement of Cash Flows
For the sixth months ended December 29, 2002 and December 23, 2001
(In thousands)

	2002	2001

Cash Flows from Operating Activities:
Net earnings	$8,617	$7,960
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	2,898	3,192
Amortization of deferred gain	(483)	(71)
Deferred taxes	(366)	(197)
Gain on sale of assets	—	(81)
Loss on investments	132	111
Phantom stock plan	859	1,609
Changes in assets and liabilities:
Accounts receivable	351	(1,027)
Inventories	227	(653)
Other assets	(3,037)	(1,959)
Accounts payable	(175)	588
Other liabilities	4,287	4,613
Income taxes	1,081	774
Accrued payroll and other accrued expenses	(96)	595

Net cash provided by operating activities	14,295	15,454

Cash Flows from Investing Activities:
Additions to property and equipment	(5,387)	(5,733)
Proceeds from the sale of equipment	—	668
Proceeds from sale leaseback transaction	—	47,113
Proceeds from sale of investments	819	145

Net cash (used in) provided by investing activities	(4,568)	42,193

Cash Flows from Financing Activities:
Payments on long-term debt	(5,000)	—
Proceeds from long-term debt	187	5,000
Advances to related parties	—	(3,947)
Payments to related parties	—	(377)
Donation of Capital	3	—
Distributions	(4,408)	(54,001)

Net cash used in financing activities	(9,218)	(53,325)

Increase in cash and cash equivalents	509	4,322
Cash and cash equivalents at beginning of the period	9,510	13,161

Cash and cash equivalents at end of the period	$10,019	$17,483

See Notes to Unaudited Combined Financial Statements

99 Restaurant and Pub
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
Six Months Ended December 29, 2002 and December 23, 2001

BASIS OF PRESENTATION

     99 Restaurant and Pub (the “Company”) owns and operates 77 (at December 29, 2002) full-service restaurant facilities in 6 northeastern states under the trade name of “99 Restaurant and Pub”. The Company’s combined financial statements include the accounts of 99 Boston, Inc., 99 West, Inc., Doe Family I LLC and Doe Family II LLC. 99 Boston, Inc.’s consolidated results include its wholly owned subsidiary, 99 Boston of Vermont, Inc. All significant intercompany accounts and transactions have been eliminated in combination.

     The accompanying unaudited combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial reporting and in accordance with Rule 10-01 of Regulation S-X.

     In the opinion of management, the unaudited interim combined financial statements contained in this report reflect all adjustments, consisting of only normal recurring accruals, which are necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

     These unaudited combined financial statements, footnote disclosures and other information should be read in conjunction with the Company’s combined financial statements and the notes thereto as of and for the two year period ended June 30, 2002.

SALE-LEASEBACK TRANSACTION

     During December 2001 and February 2002, the Company entered into a sale-leaseback facility under which it sold 30 properties and leased the properties back from the buyer. The total proceeds from the transaction were $50.8 million. The rental expense associated with this facility is reflected in the unaudited combined statement of earnings on the line titled “Restaurant operating costs”.

INCOME TAXES

     The income taxes shown in these unaudited combined financial statements are based on the Company’s effective tax rates given the Company’s structure. These rates are primarily state rates as the federal taxes related to the earnings are taxable to the members of the limited liability company and the Subchapter “S” shareholders.

RELATED-PARTY TRANSACTION

     During December 2002, the Company distributed the office and warehouse space in Woburn, Massachusetts to one of the former shareholders of the acquired Company. The noncash distribution was at the net book value of approximately $504,000.

SUBSEQUENT EVENTS

     On January 27, 2003, O’Charley’s Inc. acquired the business of the Company for $116 million in cash and approximately 2.35 million shares of O’Charley’s stock. Of the stock portion of the purchase price, O’Charley’s delivered approximately 941,000 shares at closing, and will deliver approximately 408,000 shares on each of the first, second, and third anniversaries of the closing and 94,000 shares on each of the fourth and fifth anniversaries of the closing. At the time of the acquisition, the Company entered into a lease transaction with a related party for office and warehouse space in Woburn, MA. The term of the lease is 5 years with options with an annual base rent of $300,000. During the initial lease term, rents will increase 1.5% per annum.

RECENT ACCOUNTING PRONOUNCEMENTS

     In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. The Company also records a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company is required to adopt SFAS No. 143 on July 1, 2002. The adoption of SFAS No. 143 did not have a material effect on the Company’s financial statements.

     The Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” as of July 1, 2002. Prior to the adoption of SFAS No. 144, the Company accounted for long-lived assets in accordance with SFAS No. 121, “Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” SFAS No. 144 provides a single accounting model for long-lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset held for sale, broadens the scope of business to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The adoption of SFAS No. 144 did not affect the Company’s financial statements.

     In accordance with SFAS No. 144, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the consolidated balance sheet and reported at the lower of carrying amount or fair value less costs to sell, and would no longer be depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the consolidated balance sheet.

Unaudited Pro Forma Condensed Consolidated Financial Information

     The following unaudited pro forma condensed consolidated balance sheet financial information as of December 29, 2002, gives effect to (i) the acquisition by O’Charley’s Inc. (“O’Charley’s) of the assets of 99 Boston, Inc., 99 Boston of Vermont, Inc., and Doe Family II LLC and (ii) the merger of a subsidiary of O’Charley’s with 99 West, Inc. (collectively, with 99 Boston, Inc. 99 Boston of Vermont, Inc., and Doe Family II LLC) as if such transactions had occurred on December 29, 2002. The following unaudited pro forma condensed consolidated statements of earnings financial information for the year ended December 29, 2002, give effect to the acquisition of 99 as if it had occurred on December 31, 2001.

     The purchase price for the acquisition of 99 was $116.0 million in cash and approximately 2.35 million shares of O’Charley’s common stock. The actual purchase price paid for 99 is subject to adjustments, which are payable in cash, based upon 99’s consolidated net book value at closing. It is not anticipated that O’Charley’s will be required to pay any additional purchase price as a result of this adjustment. The aggregate purchase price for 99 of $160.9 million for purposes of the unaudited pro forma condensed consolidated financial information includes the value of approximately 2.35 million shares of O’Charley’s common stock issued or to be issued in the acquisition, and transaction fees and other costs directly related to the acquisition. The $41.1 million value of the approximately 2.35 million shares to be issued was determined for accounting purposes by using the average market price of O’Charley’s common stock two days before, the day of and two days after the date the acquisition agreements were signed, in accordance with Emerging Issues Task Force Consensus No. 99-12, “Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination.”

     In connection with the acquisition of 99, O’Charley’s entered into a new Credit Agreement providing for a revolving credit facility in the maximum principal amount of $200 million and a term loan in the original principal amount of $100 million (the “New Credit Facility”). In connection with the transaction financing, O’Charley’s paid fees of $3.7 million at the closing of the acquisition. The financing costs will be amortized over the life of the New Credit Facility.

     The pro forma adjustments as reflected in the “Unaudited Pro Forma Condensed Consolidated Financial Information” are based upon available information and certain assumptions that O’Charley’s believes are reasonable under the circumstances. The pro forma financial information does not purport to be indicative of the operating results or financial position that would have been achieved had the acquisition been consummated on the dates indicated and should not be construed as representative of future operating results or financial position. The pro forma financial information should be read in conjunction with the consolidated financial statements and notes thereto in O’Charley’s Annual Report on Form 10-K for the year ended December 29, 2002.

     The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the acquisition using the purchase method of accounting. The aggregate purchase price of 99 will be allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The accompanying allocation of the aggregate purchase price is preliminary. The actual purchase accounting to reflect the fair value of the assets to be acquired and liabilities assumed will be based upon valuation studies and O’Charley’s evaluation of such assets and liabilities as of the closing date. Accordingly, the pro forma financial information presented herein is subject to change pending the final purchase price allocations and any purchase price adjustment.

     The accompanying unaudited pro forma condensed consolidated financial statements do not reflect the financial impact of various O’Charley’s management initiatives that are being undertaken as a result of the acquisition. These initiatives will impact the operating results of the Company subsequent to the consummation of the acquisition. The initiatives include, but are not limited to, various integration and reorganization activities and enhancements to certain employee benefits, both of which will result in the recognition of incremental expenses in the post-closing consolidated income statement of the Company.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 29, 2002
(In thousands)

	Historical

Assets	O'Charley's	99	Combined	Adjustments			Pro Forma

Current assets:
Cash and cash equivalents	$8,311	$10,019	$18,330		$1,967	(1)	$20,297
Accounts receivable, less allowances	4,800	1,043	5,843				5,843
Due from related parties	—	4,343	4,343		(4,343	)(2)	—
Inventories	18,300	2,907	21,207				21,207
Deferred income taxes	4,255	946	5,201		(228	)(2)	4,973
Short term notes receivable	2,950	—	2,950				2,950
Other current assets	2,288	3,663	5,951		(1,479	)(2)	4,472

Total current assets	40,904	22,921	63,825		(4,083)		59,742
Property, plant, and equipment, net	381,553	40,850	422,403		(54	)(3)	422,349
Deferred income taxes	—	823	823		(397	)(2)	426
Other assets	5,509	4,412	9,921		3,618	(4)	13,539
Goodwill and other intangibles assets	825	—	825		115,790	(5)	116,615

	$428,791	$69,006	$497,797		$114,874		$612,671

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$13,284	$4,919	$18,203	$			$18,203
Accrued payroll and related expenses	13,328	809	14,137				14,137
Accrued expenses	10,387	7,268	17,655		(69	)(2)	17,586
Deferred revenue	8,712	5,636	14,348				14,348
Federal, state and local taxes	8,595	1,749	10,344		(697	)(2)	9,647
Notes payable related parties	—	2,189	2,189		(2,189	)(2)	—
Current portion of deferred gain on sale-leaseback	—	915	915		(915	)(2)	—
Current portion of long-term debt and capitalized leases	8,015	—	8,015				8,015

Total current liabilities	62,321	23,485	85,806		(3,870)		81,936

Long-term debt, excluding current portion	98,164	—	98,164		122,341	(6)	220,505
Capitalized lease obligations, net of current portion	25,923	—	25,923				25,923
Deferred gain on sale-leaseback	—	18,088	18,088		(18,088	)(2)	—
Deferred income taxes	7,796	—	7,796				7,796
Other liabilities	4,623	8,691	13,314		(7,920)	(2)	5,394
Shareholders’ Equity:
Common stock	116,171	3,771	119,942		37,382	(7)	157,324
Accumulated other comprehensive loss, net of tax	(931)	—	(931)		—		(931)
Members’ interest	—	4,295	4,295		(4,295	)(8)	—
Retained earnings	114,724	10,676	125,400		(10,676	)(8)	114,724

Total shareholders’ equity	229,964	18,742	248,706		22,411		271,117

Total liabilities and shareholders’ equity	$428,791	$69,006	$497,797		$114,874		$612,671

See Notes to Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

	Year ended December 29, 2002

	O'Charley's	99	Consolidated	Adjustments		Pro forma

	(In Thousands)
Revenues:
Restaurant sales	$495,112	$197,595	$692,707	$(1,224	)(9)	$691,483
Commissary sales	4,800	—	4,800			4,800

	499,912	197,595	697,507	(1,224)		696,283
Costs and Expenses:
Cost of restaurant sales:
Cost of food and beverage	140,023	54,678	194,701	(353	)(9)	194,348
Payroll and benefits	154,311	65,526	219,837	(477	)(9)	219,360
Restaurant operating costs	86,315	33,296	119,611	924	(10)	120,535
Cost of commissary sales	4,488	—	4,488			4,488
Advertising, general and administrative expenses	37,677	15,947	53,624	(2,376	)(11)	51,248
Depreciation and amortization	25,527	5,736	31,263	(75	)(12)	31,188
Asset impairment and exit costs	—	530	530	(530	)(13)	—
Preopening costs	5,074	1,353	6,427			6,427

	453,415	177,066	630,481	(2,887)		627,594

Income from operations	46,497	20,529	67,026	1,663		68,689
Other (Income) Expense:
Interest expense, net	5,556	216	5,772	9,577	(14)	15,349
Other, net	(118)	511	393			393

	5,438	727	6,165	9,577		15,742

Earnings Before Income Taxes and Cumulative Effect of Change in Accounting Principle	41,059	19,802	60,861	(7,914)		52,947
Income Taxes	14,268	1,950	16,218	2,181	(15)	18,399

Earnings Before Cumulative Effect of Change in Accounting Principle	$26,791	$17,852	$44,643	$(10,095)		$34,548

Basic Earnings Per Common Share before Cumulative Effect of Change in Accounting Principle	$1.44					$1.64

Weighted Average Shares Outstanding — Basic	18,683			2,353	(16)	21,036
Diluted Earnings Per Common Share before Cumulative Effect of Change in Accounting Principle	$1.35					$1.56

Weighted Average Shares Outstanding — Diluted	19,786			2,353	(16)	22,139

See Notes to Unaudited Pro Forma Consolidated Financial Statements

(1)	This adjustment reflects the cash settlement requirement for the change in the net assets of the acquired company to achieve the contractual minimum net book value.

(2)	This adjustment reflects the elimination of assets not acquired or liabilities not assumed, and the elimination of the deferred gain associated with the 99 sale-leaseback transactions.

(3)	This adjustment reflects the elimination of property plant and equipment not acquired of $54 thousand. Typically, this adjustment is also used to reflect adjustments to historical property, plant and equipment bases to fair value. The Company is currently in the process of evaluating the fair values of the property and equipment purchased using internal and external resources. Based on our initial analysis, management believes that any fair value adjustment to historical net book value will not be significant, therefore no adjustment to the historical bases has been made at this time. Upon the completion of the assessment of the fair value of the assets acquired and liabilities assumed, the Company will update its purchase price allocation accordingly.

(4)	This adjustment reflects (a) the elimination of assets not acquired of $100 thousand and (b) the $3.7 million of deferred loan costs incurred in connection with the New Credit Facility used to finance the acquisition.

(5)	This adjustment reflects the excess of acquisition cost over the estimated fair value of net assets acquired (goodwill). At this time, the Company does not believe that intangible assets subject to amortization will be significant. The purchase price, purchase-price allocation, and financing of the transaction are summarized as follows:

Purchase price paid as:
Proceeds of debt issued	$116,000
Common stock	41,153
Closing costs and transaction fees	2,623
Transaction fees paid prior to December 29, 2002	666

Aggregate purchase price	160,442
Allocated to:
Historical book values of 99’s net assets	43,986

Excess purchase price over allocation to identifiable assets and liabilities (goodwill and other intangible assets)	$116,456

(6)	This adjustment reflects (a) the additional borrowings of $116 million to finance the cash portion of the purchase price and (b) $3.7 million of deferred loan costs and $2.6 million of acquisition related closing costs and transaction fees incurred by the Company subsequent to December 29, 2002 and financed under the New Credit Facility.

(7)	This adjustment reflects the elimination of the $3,771 of 99 common stock and the issuance of approximately 2.35 million shares of O’Charley’s common stock, valued at $41.1 million, as partial consideration for the acquisition.

(8)	This adjustment reflects the elimination of 99’s member’s interest and retained earnings in accordance with the purchase method of accounting for business combinations.

(9)	This adjustment reflects the elimination of amounts related to restaurants not acquired.

(10)	At the time of the acquisition, the Company entered into a lease transaction with one of the prior owners of the acquired Company who will not be active in the ongoing operations. The lease is for office and warehouse space in Woburn, Massachusetts and has a term of five years with options and an annual base rent of $300 thousand. This adjustment reflects (a) the additional $300 thousand of rent (b) the elimination of $349 thousand of restaurant operating costs related to restaurants not acquired; and (c) the elimination of $973 thousand of amortization of deferred sale-leaseback gain related to 99.

(11)	This adjustment reflects (a) the elimination of $159 thousand of advertising, general and administrative expenses related to restaurants not acquired; (b) the elimination of expenses related to the 99 phantom stock plan as this plan was terminated at the acquisition date; and (c) payment of $1 million per year for four years to certain 99 employees pursuant to a deferred compensation arrangement entered into concurrent with the acquisition.

(12)	This adjustment reflects the elimination of $75 thousand of depreciation expense related to restaurants and properties not acquired. In addition, preliminary reviews of the acquired assets indicate that the fair value of the property, plant and equipment will not be substantially different from the historical net book value recorded by 99. The historical financial information for 99 utilizes essentially the same classification and useful lives for property, plant and equipment. Accordingly, no adjustment to depreciation expense has been made for adjustments to fair values or useful lives of the property, plant and equipment acquired.

(13)	This adjustment eliminates an impairment charge for a 99 restaurant that was not purchased by O’Charley’s.

(14)	This adjustment reflects the incremental increase in interest expense associated with the (i) pro forma interest expense calculated using an interest rate on the New Credit Facility of 4.5% per annum on the $200 million revolver portion and 5.7% per annum on the $100 million term loan portion, (ii) the elimination of the interest expense associated with the prior credit facility, and (iii) the amortization of the incremental deferred financing costs per year associated with the New Credit Facility.

(15)	This adjustment reflects the combined tax expense based on O’Charley’s effective tax rate of 34.75% and tax structure.

(16)	The adjustment in the number of shares outstanding reflects the shares issued or committed to be issued in the acquisition. O’Charley’s issued approximately 941,000 share at closing and will issue the remaining approximately 1.4 million shares over the next five years. The number of shares to be issued are not contingent on any future event other than the passage of time.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’CHARLEY’S INC.

By:	/s/ A. Chad Fitzhugh
	Name:	A. Chad Fitzhugh
	Title:	Chief Financial Officer, Secretary and Treasurer

Date: March 27, 2003

Index to Exhibits

Exhibit No.	Description

23	Consent of KPMG LLP